Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	91-0351110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777–106th Avenue N.E. Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

PACCAR Inc Savings Investment Plan

(Full title of the plan)

Kevin J. Fay
PACCAR Inc
777 106th Ave. N.E.
Bellevue, WA  98004

(Name and address of agent for service)

(425) 468-7607

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, $1 par value(5)	12,000,000 shares	Not applicable	$787,980,000	$84,313.86

(1)                                  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)                                  Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plans described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.

(3)                                  Estimated solely for the purpose of calculating the registration fee.

(4)                                  Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on December 18, 2006, as reported on The NASDAQ Stock Market.

(5)                                  Includes preferred stock purchase rights.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates to the registration of additional securities under the PACCAR Inc Savings Investment Plan.  In accordance with General Instruction E of Form S-8 under the Securities Act, the contents of the previous Registration Statement on Form S-8 related to the Savings Investment Plan (Registration No. 333—52230, filed with the Securities and Exchange Commission on December 20, 2000) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The following documents are filed as exhibits to this Registration Statement:

4.1                                 PACCAR Inc Savings Investment Plan (incorporated by reference to Exhibit 10(i) to the Quarterly Report on Form 10-Q for the period ended September 30, 2005).

4.2                                 Rights agreement dated as of December 10, 1998 between PACCAR Inc and First Chicago Trust Company of New York setting forth the terms of the Series A Junior Participating Preferred Stock, no par value per share (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K dated December 21, 1998).

4.3                                 Amendment Number 1 to rights agreement dated as of December 10, 1998 between PACCAR Inc and First Chicago Trust Company of New York appointing Wells Fargo Bank N.A. as successor rights agent, effective as of the close of business September 15, 2000 (incorporated by reference to Exhibit (4)(b) of the Quarterly Report on Form 10-Q for the period ended September 30, 2000).

23                                    Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24                                    Power of Attorney.

In lieu of an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned Registrant hereby undertakes that it will submit the Plan and the amendments thereto to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 in relation to the PACCAR Inc Savings Investment Plan and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 19th day of December, 2006.

PACCAR Inc

By:	/s/ J. M. D’Amato
J. M. D’Amato
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 19, 2006.

Signature	Title

/s/ M. C. Pigott	Chairman and Chief Executive Officer (principal executive officer)
M. C. Pigott	Director, PACCAR Inc

Vice Chairman
/s/ M. A. Tembreull	(principal financial officer)
M. A. Tembreull	Director, PACCAR Inc

/s/ R. E. Armstrong	Vice President and Controller
R. E. Armstrong	(principal accounting officer)

*	Director, PACCAR Inc
A. J. Carnwath

*	Director, PACCAR Inc
J. M. Fluke, Jr.

*	Director, PACCAR Inc
S. F. Page

*	Director, PACCAR Inc
R. T. Parry

*	Director, PACCAR Inc
J. C. Pigott

*	Director, PACCAR Inc
W. G. Reed, Jr.

*	Director, PACCAR Inc
H. A. Wagner

*	Director, PACCAR Inc
C. R. Williamson

*By:	/s/ M. C. Pigott
M. C. Pigott Attorney-in-fact

The Plan.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on December 19, 2006.

PACCAR INC SAVINGS INVESTMENT PLAN

By:	/s/ M. C. Pigott
M. C. Pigott
Chairman and Chief Executive Officer
PACCAR Inc

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	PACCAR Inc Savings Investment Plan (incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2005).

4.2

Rights agreement dated as of December 10, 1998 between PACCAR Inc and First Chicago Trust Company of New York setting forth the terms of the Series A Junior Participating Preferred Stock, no par value per share (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K dated December 21, 1998).

4.3

Amendment Number 1 to rights agreement dated as of December 10, 1998 between PACCAR Inc and First Chicago Trust Company of New York appointing Wells Fargo Bank N.A. as successor rights agent, effective as of the close of business September 15, 2000 (incorporated by reference to Exhibit (4)(b) of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney.